Exhibit 10.4

Dated: [date]

CIRCUIT DELIGHT LIMITED

(as Vendor)

AND

[              ]

(as Purchaser)

Agreement for the sale and purchase of

[   ] ordinary shares in the capital of

Click Holdings Limited (力奇控股有限公司)

THIS AGREEMENT is dated [               ].

BETWEEN:

(1)	CIRCUIT DELIGHT LIMITED, a company incorporated in the BVI and having its registered office at [ ] (the “Vendor”); and

(2)	[ ], a company incorporated in the BVI and having its registered office at [ ] (“Purchaser”).

WHEREAS:

(A)	CLICK HOLDINGS LIMITED (力奇控股有限公司) (the “Company”) is an exempted company incorporated in the BVI with limited liability (company number 2141377).

(B)	As at the date of this Agreement, the vendor owns 11,134,400 ordinary shares of US$0.0001 par value in the capital of the Company (“Ordinary Shares”). The Vendor has agreed to sell and the Purchase has agreed to purchase [ ] Ordinary Shares (the “Sale Shares”) subject to the terms and conditions of this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	Interpretation

1.1	In this Agreement (including the Recitals and the Schedules), unless the context otherwise requires or permits:

“Completion”	completion of the sale and purchase of the Sale Shares in accordance with the terms of this Agreement;
“Completion Date”	the date of the execution of this Agreement, or such other date as the Vendor and the Purchaser may agree in writing;
“Consideration”	the total consideration for the purchase of the Sale Shares payable by the Purchaser to the Vendor in accordance with Clause 3;
“Encumbrances”

any mortgage, charge, pledge, lien (otherwise than arising by statute or operation of law), hypothecation, equities, and adverse claims, or other encumbrance, priority or security interest, deferred purchase, title retention, leasing, sale and purchase, sale-and-leaseback arrangement over or in any property, assets or rights of whatsoever nature or interest or any agreement for any of the same and “Encumber” shall be construed accordingly;

“Hong Kong”	the Hong Kong Special Administrative Region of the People’s Republic of China; and
“United States”	the United States of America; and
“US$”	United States dollars, the lawful currency of the United States

1.2	In this Agreement, unless the context otherwise requires:

(1)	references to Clauses and Schedules are to the clauses of and schedules to this Agreement;

(2)	references to any ordinance, law, regulation or statutory provision of any jurisdiction includes reference to such ordinance or law or regulation or provision as modified, consolidated or re-enacted from time to time and includes subsidiary legislation made thereunder;

(3)	references to the singular include the plural and vice versa; words importing a gender include every gender;

(4)	references to a person include an individual, firm, body corporate or unincorporate and trustee and include a reference to that person’s legal personal representatives and successors;

(5)	a body corporate shall be deemed to be associated with another body corporate if it is a holding company or a subsidiary of that other body corporate or a subsidiary of a holding company of that body corporate;

(6)	references to writing shall include typewriting, printing, lithography, photography, telefax and telex messages and other modes of reproducing words in a legible and non-transitory form;

(7)	references to time are to Hong Kong time and if a period of time is specified, dates from a given day or the day of an act or event shall be calculated exclusive of that day;

(8)	references to this Agreement (or any specific provision hereof) or any other document shall be construed as references to this Agreement, that provision or that other document as amended, varied or modified from time to time;

(9)	the expressions “Vendor” and “Purchaser” shall, where the context permits, include their respective successors and permitted assigns;

(10)	references to any action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than Hong Kong, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate thereto; and

(11)	references to costs, charges, remuneration or expenses shall include any value added tax, turnover tax or similar tax charged in respect thereof.

1.3	In construing this Agreement:

(1)	the rule known as the ejusdem generis rule shall not apply and accordingly general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

(2)	general words shall not be given a restrictive meaning by particular examples intended to be embraced by the general words.

1.4	The clause headings and table of contents (if any) in this Agreement are inserted for convenience of reference only and shall not affect the construction of this Agreement.

2.	Sale and Purchase

Subject to the terms and conditions of this Agreement, the Vendor shall sell all, but not some only, the Sale Shares and the Purchaser shall purchase such Sale Shares free from all Encumbrances and together with all rights now or hereafter attaching thereto including all dividends or distributions which may be paid, declared or made in respect thereof at any time on or after the Completion Date.

3.	Consideration

The Consideration payable by the Purchaser to the Vendor for the Sale Shares shall be US$[   ] and shall be paid by cashier order(s) issued by a licensed bank in Hong Kong, a cheque drawn in favour of the Vendor (or as directed by the Vendor) or fund transfer directly to a designated bank account of the Vendor (or as directed by the Vendor) within four Business days from Completion free from any set-off, counterclaim or other deduction of any nature whatsoever.

4.	Completion

4.1	Completion shall take place on the Completion Date at such place and at such time as the Vendor and the Purchaser may agree.

4.2	At Completion, the Purchaser shall deliver or cause to be delivered to the Purchaser valid instruments of transfer and bought and sold notes in respect of the Sale Shares duly executed by the Vendor in favour of the Purchaser accompanied by the relevant certificates of the Sale Shares issued in the name of the Vendor.

4.3	None of the parties hereto shall be obliged to complete the sale and purchase of the Sale Shares or perform any obligations hereunder unless the other party hereto complies with the requirements of Clause 4.2.

4.4	For the avoidance of doubt, without prejudice to the other rights of the Vendor under this Agreement, if the Purchaser fails to pay the Consideration within four (4) months from Completion pursuant to Clause 3, the Vendor shall have the right (but not the obligation) to request the Purchaser to take all such actions and execute all such documents as may be necessary or desirable to unravel and unwind the sale and purchase of all those Sales Shares effected under this Agreement and to restore the parties to their original position in respect of the Sale Shares as if such Completion had not taken place.

5.	Warranty

The Vendor hereby represents and warrants that it has full power to execute and to exercise its rights and perform its obligations under this Agreement and acknowledges that the Purchaser in entering into this Agreement is relying on such representations and warranties and that the Purchaser shall be entitled to treat them as conditions of this Agreement.

6.	Costs and Expenses

6.1	Subject to the terms of this Agreement, each party to this Agreement shall pay its own costs and expenses (including legal fees) incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereunder.

6.2	All or any stamp duty (if any) payable on the instrument of transfer and bought and sold notes or any other document in relation to the sale and purchase of the Sale Shares shall be borne by the Vendor on the one part and the Purchaser on the other part equally.

7.	Miscellaneous

7.1	Time shall be of the essence of this Agreement, both as regards the dates and periods specifically mentioned and as to any dates and periods which may, by agreement in writing between or on behalf of the Vendor and the Purchaser, be substituted for them.

7.2	Each of the parties hereto hereby undertakes to the other party that it will do all such acts and things and execute all such deeds and documents as may be necessary or desirable to carry into effect or to give legal effect to the provisions of this Agreement and the transactions hereby contemplated.

7.3	If any provision of this Agreement shall be held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law, the provision shall to that extent be deemed not to form part of this Agreement and the validity or enforceability of the remainder of this Agreement shall not be affected. The illegality and unenforceability of any provision in any jurisdiction shall not affect its legality and enforceability in another jurisdiction.

7.4	Notwithstanding any rule of law or equity to the contrary, no failure on the part of either party to exercise and no delay on its part in exercising any right hereunder will operate as a release or waiver thereof, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise of it or the exercise of any right or prejudice or affect any right against the other of them under the same liability whether joint, several or otherwise.

7.5	This Agreement supersedes all previous agreements or arrangements between the parties hereto in relation to the sale and purchase of the Sale Shares and the other subject matters of this Agreement.

7.6	This Agreement contains the entire agreement between the parties relating to the transactions provided for herein and there are no other warranties, conditions or terms applicable thereto whether express or implied.

7.7	Any variation to this Agreement shall be binding only if it is recorded in a document signed by the parties herein.

7.8	Any right of rescission conferred upon the Purchaser hereby shall be in addition to and without prejudice to all other rights and remedies available to it.

7.9	Nothing herein contained shall affect the right of any of the parties hereto to take proceedings to enforce specific performance should the other party or parties fail and/or refuse to complete the sale and purchase of the Sale Shares in accordance with the terms and conditions of this Agreement.

7.10	This Agreement shall be binding upon each party’s successors and assigns and personal representatives and none of the rights of a party under this Agreement may be assigned or transferred without the prior written consent of the other party hereto.

7.11	This Agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same document.

8.	Governing Law and Jurisdiction

8.1	This Agreement (together with all documents referred to in it) shall be governed by and construed and take effect in accordance with the laws of Hong Kong.

8.2	With respect to any question, dispute, suit, action or proceedings arising out of or in connection with this Agreement (the “Proceedings”), each party irrevocably:

(1)	submits to the non-exclusive jurisdiction of the courts of Hong Kong; and

(2)	waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

8.3	Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

8.4	To the extent that, in the courts of any jurisdiction, any party may claim for itself or its revenues or assets (irrespective of their use or intended use) immunity on the grounds of sovereignty or other similar grounds from suit, jurisdiction of any court, relief by way of injunction, order for specific performance or for recovery of property, attachment (whether in aid of execution, before judgment or otherwise), execution or enforcement of any judgment or other legal process to which it or its revenues or assets might otherwise be entitled in any Proceedings (whether or not claimed), and to the extent that in any such jurisdiction there may be attributed to itself or its revenues or assets such immunity, that party irrevocably agrees not to claim such immunity and irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

IN WITNESS whereof this Agreement has been signed by the parties hereto on the day and year first above written.

The Vendor

SIGNED by Chan Chun Sing (陳振聲) director, for and on behalf of CIRCUIT DELIGHT LIMITED	) ) )
in the presence of:	)

The Purchaser

SIGNED by [ ] director, for and on behalf of [ ]	) ) )
in the presence of:	)